UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2024

Culp, Inc.

(Exact name of Registrant as Specified in Its Charter)

North Carolina	1-12597	56-1001967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1823 Eastchester Drive
High Point, North Carolina		27265
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 336 889-5161

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.05 per share	CULP	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 17, 2024, Culp, Inc., a North Carolina corporation (the “Company”), entered into a Cooperation Agreement (the “Cooperation Agreement”) with 22NW Fund, LP, 22NW, LP, 22NW Fund GP, LLC, 22NW GP, Inc., Mr. Aron R. English, Mr. Bryson O. Hirai-Hadley and Mr. Alexander B. Jones (each, an “Investor” and collectively, the “Investor Group”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Cooperation Agreement.

Pursuant to the Cooperation Agreement, the Company will increase the size of its Board of Directors (the “Board”) from eight to nine directors and appoint, at the request and recommendation of the Investor Group, Mr. Alexander B. Jones to fill the vacancy resulting from the increase in the size of the Board, with such appointment to be effective upon the execution and delivery of the Cooperation Agreement. In addition, the Board will nominate Mr. Jones to stand for election to the Board at the Company’s 2024 annual meeting of shareholders (the “2024 Annual Meeting”) for a term expiring at the Company’s 2025 annual meeting of shareholders and until his successor is duly elected and qualified. The Company has agreed that, during the Standstill Period (as defined below), subject to applicable law and the listing standards and/or rules of the New York Stock Exchange, Mr. Jones will be appointed to each of the Audit Committee and the Compensation Committee of the Board.

The Investor Group has agreed to certain standstill provisions with respect to its actions with regard to the Company for the duration of the Standstill Period, which commenced on the effective date of the Cooperation Agreement and will end on the date that is the earlier of (i) thirty (30) calendar days prior to the expiration of the advance notice period for the submission by shareholders of director nominations (as set forth in the advance notice provisions of the Company’s bylaws, as amended) for consideration at the 2025 annual meeting of shareholders and (ii) ninety (90) calendar days prior to the first anniversary of the 2024 Annual Meeting (the “Standstill Period”). During the Standstill Period, the Investors and their affiliates and associates may not have beneficial ownership of more than 15% of the Company’s common stock outstanding or have a net long position in more than 15% of the Company’s common stock outstanding. The standstill provisions also include, among other things, restrictions with respect to nominating or recommending for nomination any persons for election to the Board, making any shareholder proposal to the Company or the Board or any committee thereof, soliciting any proxy or consents to vote securities of the Company in opposition to any recommendation or proposal of the Board and conducting any other referendum (including any “withhold” or similar campaign), except as expressly permitted by the Cooperation Agreement.

Pursuant to the Cooperation Agreement, at each annual and special meeting of shareholders held prior to the expiration of the Standstill Period, the Investors will vote, or cause to be voted, all shares of Common Stock beneficially owned by each Investor and their respective affiliates and associates in accordance with the Board’s recommendations, subject to certain exceptions relating to extraordinary transactions and the recommendations of an independent proxy advisory firm as set forth in the Cooperation Agreement.

The Cooperation Agreement also contains certain customary confidentiality, non-disparagement, and other undertakings by the Investor Group and the Company. The Company agreed to reimburse the Investor Group for its reasonable and documented out of pocket fees and expenses in connection with its involvement at the Company in an amount not to exceed $15,000 in the aggregate.

The foregoing description of the Cooperation Agreement is qualified in its entirety by reference to the full text of the Cooperation Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 8.01 Other Events.

A copy of the press release issued by the Company on June 17, 2024, announcing the execution of the Cooperation Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The Company expects to hold its 2024 Annual Meeting on September 25, 2024. All other relevant information concerning the 2024 Annual Meeting will be included in the proxy statement relating to the 2024 Annual Meeting (the “Proxy Statement”), which will be filed with the Securities and Exchange Commission (the “SEC”) and become available to the Company’s shareholders at a later date.

Shareholders who intend to have a proposal considered for inclusion in the Proxy Statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must comply with all applicable requirements of Rule 14a-8, including with respect to ownership of the Company’s common stock, and the Company’s secretary must have received the written proposal at its principal executive offices by the deadline prescribed by Rule 14a-8 under the Exchange Act, which was April 26, 2024.

In addition, the Company’s bylaws establish an advance notice requirement for any proposals by shareholders to be considered at the 2024 Annual Meeting. Written notice of any proposals by shareholders to be considered at the 2024 Annual Meeting must be received by the Company’s secretary not less than 60 days nor more than 90 days prior to the 2024 Annual Meeting, and must contain information specified in the bylaws concerning the matter to be brought before the meeting and concerning the shareholder proposing such matter. Accordingly, to be considered at the 2024 Annual Meeting, proposals must be received by the Company’s secretary no earlier than June 27, 2024, and no later than July 27, 2024.

Also, the Company’s bylaws establish an advance notice requirement for any director nominations to be considered at the 2024 Annual Meeting. Written notice of any director nominations by shareholders to be considered at the 2024 Annual Meeting must be received by the Company’s secretary not less than 60 days prior to the 2024 Annual Meeting, and must contain information specified in the bylaws concerning the director nominee. Accordingly, to be considered at the 2024 Annual Meeting, director nominations must be received by the Company’s secretary no later than July 27, 2024.

Lastly, in addition to satisfying the foregoing requirements under our bylaws, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the board of directors’ nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than July 29, 2024.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Cooperation Agreement, effective as of June 17, 2024, between Culp, Inc. and certain investors specified therein.

99.1	Press Release dated June 17, 2024, of Culp, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 17, 2024	By:	/s/ Ashley C. Durbin
Ashley C. Durbin, Senior Vice President, General Counsel and Corporate Secretary